Exhibit 99.1

Alkermes Contacts:
For Investors:	Sandy Coombs +1 781 609 6377
For Media:	Katie Joyce +1 781 249 8927

Alkermes Announces Effectiveness of Mural Oncology Form 10 Registration Statement

DUBLIN, Oct. 31, 2023 — Alkermes plc (Nasdaq: ALKS) today announced that the Registration Statement on Form 10, as amended (Form 10), filed by Mural Oncology plc (Mural Oncology) was declared effective by the U.S. Securities and Exchange Commission (SEC). This Form 10 describes Alkermes’ planned separation of its oncology business into Mural Oncology, which, upon completion of the separation, will be a new, independent, publicly traded company.

The completion of the separation is set to occur on Nov. 15, 2023 through a distribution to Alkermes shareholders of one ordinary share of Mural Oncology for every 10 ordinary shares of Alkermes held as of the close of business on Nov. 6, 2023, the record date for the distribution. No action is required by Alkermes shareholders in order to receive ordinary shares of Mural Oncology in the distribution.

Nasdaq has approved the listing of Mural Oncology’s ordinary shares on the Nasdaq Global Market under the stock ticker symbol “MURA” beginning on Nov. 16, 2023. While there is no current trading market for Mural Oncology’s ordinary shares, a limited “when-issued” public trading market for Mural Oncology’s ordinary shares is expected to commence prior to the distribution under the stock ticker symbol “MURAV” and will continue up to and through the date of the distribution. A limited “ex-distribution” public trading market for Alkermes’ ordinary shares under the stock ticker symbol “ALKSV” is expected for the same period. This “ex-distribution” market will be in addition to the existing trading market for Alkermes ordinary shares. A description of these expected trading markets is included in the Form 10.

The completion of the separation is subject to certain conditions described in the Form 10, including those conditions set forth in a separation agreement to be entered into between Alkermes and Mural Oncology, a form of which is filed as an exhibit to the Form 10.

For more information about the separation, the distribution and Mural Oncology’s ordinary shares, refer to the Form 10, which can be viewed at http://www.sec.gov and on the investors section of Alkermes’ website at www.alkermes.com.

About Mural Oncology plc

Following completion of the separation, Mural Oncology plc will be a clinical-stage oncology business focused on discovering and developing immunotherapies that may meaningfully improve the lives of patients with cancer. Based on its core competencies in immune cell modulation and protein engineering, Mural Oncology will have a portfolio of novel, investigational cytokine therapies designed to address areas of unmet need for patients with a variety of cancers.

About Alkermes plc

Alkermes plc is a fully-integrated, global biopharmaceutical company developing innovative medicines in the fields of neuroscience and oncology. The company has a portfolio of proprietary commercial products focused on alcohol dependence, opioid dependence, schizophrenia and bipolar I disorder, and a pipeline of product candidates in development for neurological disorders and cancer. Headquartered in Dublin, Ireland, Alkermes has a research and development center in Waltham, Massachusetts; a research and manufacturing facility in Athlone, Ireland; and a manufacturing facility in Wilmington, Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the company’s expectations related to the completion, structure, timing and terms of the planned separation of its oncology business into a new, independent, publicly traded company (Mural Oncology), the distribution of Mural Oncology’s ordinary shares, and anticipated public trading markets for Alkermes and Mural Oncology ordinary shares. The company cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: that a condition to the closing of the separation may not be satisfied or waived; that the Company may not complete the separation on the terms or timing currently anticipated or at all; unanticipated developments, costs or difficulties that may delay or otherwise negatively affect the timing or completion of the planned separation or the anticipated trading markets related thereto; and those risks and uncertainties described under the heading “Risk Factors” in the Form 10 filed by Mural Oncology with the SEC, the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2022 and in subsequent filings made by the company with the SEC, which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.

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